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                                                                    EXHIBIT 21.1

                         FRIENDLY ICE CREAM CORPORATION

                                  SUBSIDIARIES


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                        RESTAURANT INSURANCE CORPORATION


                     FRIENDLY'S RESTAURANTS FRANCHISE, INC.


                         FRIENDLY'S INTERNATIONAL, INC.


                            FRIENDLY'S REALTY I, LLC


                            FRIENDLY'S REALTY II, LLC


                           FRIENDLY'S REALTY III, LLC